Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw Corporate Secretary (631) 727-5667	4 West Second Street Riverhead, NY 11901 (631) 727-5667 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES 16.7 PERCENT INCREASE IN THIRD QUARTER EARNINGS PER SHARE

Riverhead, New York, October 17, 2005 — Suffolk Bancorp (NASDAQ—SUBK) today released the results of its operations during the third quarter of 2005. Net income for the quarter was $5,845,000, up 12.3 percent from $5,207,000 posted during the same period last year. Earnings-per-share for the quarter were $0.56, an increase of 16.7 percent from $0.48 during the comparable period of 2004. Net income for the year to date was $16,302,000, an increase of 7.9 percent from $15,104,000 posted during the same period last year. Earnings-per-share for the year to date were $1.53 compared to $1.39, up 10.1 percent. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, remarked, “Over the past several years, I have emphasized the importance of long-term managerial discipline to shareholder value. This quarter, even more than last, the results of that discipline are discernable in our financial results. Our strategy to build commercial and residential lending has more than offset diminishing balances of indirect retail paper. This resulted from structural changes in the market for automobile finance, the effect of which we have anticipated for some years. Net loans were up 8.2 percent even allowing for indirect run-off, and taking that segment of the portfolio out of the equation, the remainder of the portfolio was up by 16.6 percent. Our earlier commitment to resist the lure of easy profits in our investment portfolio has also continued to support our net interest margin, which amounted to 5.21 percent during the most recent quarter.”

He continued, “Funding has presented something of a challenge during the past quarter, as we try to moderate the rate of increase in the interest we pay for deposits. We have been able to increase demand deposits by 8.7 percent, year to year, while non-maturity time deposits have decreased by 10.3 percent. We have turned to the wholesale money markets to make up the difference as long as the yield curve remains unusually flat, and hope to reemphasize deposits as it steepens to provide a more normal spread between short and long term rates. Non-interest income declined 3.3 percent in response to intense competition from new entrants in the market offering ‘free’ services. Non-interest expense rose by 2.1 percent, but that remained slightly below the rate of growth in assets.”

Mr. Kohlmann concluded saying, “The final component of our balance sheet is equity, our shareholders’ investment in our company. We consider its proper management to be among our first priorities. Over time, we have generated capital internally at a rate in excess of the growth of the kind of business that will sustain returns on equity and assets well above industry averages. We were among the first in the industry to manage capital to the risk-based standard of ‘well-capitalized’ as a matter of formal policy, and we continue, on a daily basis, to match our shareholders’ capital account to the high-quality business available to us. My colleagues and I remain aware of our obligation to our shareholders. We hope that this quarter’s results will reinforce investors’ confidence in our focus on creating long-term shareholder value.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. “SCNB” is Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, Suffolk County National Bank is the second largest independent bank headquartered on Long Island, with 26 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE October 17, 2005 Page 2 of 4

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	3rd Q 2005	3rd Q 2004	Change	9 Mos. 2005	9 Mos. 2004	Change
EARNINGS
Net Income	$5,845	$5,207	12.3%	$16,302	$15,104	7.9%
Net Interest Income	16,482	15,241	8.1%	47,878	45,267	5.8%
Earnings-Per-Share - Basic	0.56	0.48	16.7%	1.53	1.39	10.1%
Cash Dividends-Per-Share	0.20	0.19	5.3%	0.59	0.57	3.5%

AVERAGE BALANCES
Average Assets	1,402,183	1,365,842	2.7%	1,389,996	1,357,225	2.4%
Average Net Loans	858,713	814,143	5.5%	849,146	821,515	3.4%
Average Investment Securities	427,191	414,060	3.2%	433,106	394,216	9.9%
Average Deposits	1,233,442	1,243,779	(0.8)%	1,209,597	1,219,578	(0.8)%
Average Equity	98,820	99,750	(0.9)%	100,085	99,280	0.8%

RATIOS
Return on Average Equity	23.66%	20.88%	13.3%	21.72%	20.28%	7.1%
Return on Average Assets	1.67%	1.52%	9.9%	1.56%	1.48%	5.4%
Average Equity/Assets	7.05%	7.30%	(3.4)%	7.20%	7.31%	(1.5)%
Net Interest Margin (FTE)	5.21%	4.85%	7.4%	5.04%	4.89%	3.1%
Efficiency Ratio	48.28%	50.35%	(4.1)%	50.58%	50.46%	0.2%
Tier 1 Leverage Ratio Sept. 30	7.16%	7.35%	(2.6)%
Tier 1 Risk-based Capital Ratio Sept. 30	9.91%	10.72%	(7.6)%
Total Risk-based Capital Ratio Sept. 30	10.79%	11.58%	(6.8)%

ASSET QUALITY during period:
Net (Recoveries) Charge-offs	$(47)	$2,097	(102.2)%	$(49)	$2,319	(102.1)%
Net Charge-offs/Average Net Loans (annual)	(0.02)%	1.03%	(101.9)%	(0.01)%	0.38%	(102.6)%
at end of period:
Non-accrual & Restructured Loans	$5,168	$1,888	173.7%
Foreclosed Real Estate (“OREO”)	0	0	0.0%
Total Non-performing Assets	5,168	1,888	173.7%
Allowance/Non-performing Assets	181.58%	422.67%	(57.0)%
Allowance/Loans, Net of Discount	1.06%	0.98%	8.2%
Net Loans/Deposits	71.59%	65.16%	9.9%

EQUITY
Shares Outstanding	10,430,221	10,851,337	(3.9)%
Common Equity	$100,700	$104,287	(3.4)%
Book Value Per Common Share	9.65	9.61	0.4%
Tangible Common Equity	99,886	103,473	(3.5)%
Tangible Book Value Per Common Share	9.58	9.54	0.4%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	182,024	155,624	17.0%
Commercial Real Estate Mortgages	301,041	252,799	19.1%
Real Estate - Construction Loans	56,380	46,164	22.1%
Residential Mortgages (1st and 2nd Liens)	127,202	115,211	10.4%
Home Equity Loans	79,976	70,968	12.7%
Consumer Loans	135,395	175,231	(22.7)%
Other Loans	1,303	597	118.3%

Total Loans (Net of Unearned Discounts)	$883,321	$816,594	8.2%

PRESS RELEASE October 17, 2005 Page 3 of 4

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	September 30,
	2005	2004	Change
ASSETS
Cash & Due From Banks	$55,856	$46,567	19.9%
Federal Funds Sold	5,700	23,500	(75.7)%
Investment Securities:
Available for Sale, at Fair Value	404,695	421,897	(4.1)%
Obligations of States & Political Subdivisions	11,138	11,275	(1.2)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	1,930	1,823	5.9%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	418,501	435,733	(4.0)%

Total Loans	883,321	816,594	8.2%
Allowance for Loan Losses	9,384	7,980	17.6%

Net Loans	873,937	808,614	8.1%

Premises & Equipment, Net	22,609	22,781	(0.8)%
Accrued Interest Receivable, Net	6,274	5,912	6.1%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	16,721	20,283	(17.6)%

TOTAL ASSETS	$1,400,412	$1,364,204	2.7%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$439,470	$404,285	8.7%
Saving, N.O.W. & Money Market Deposits	560,371	624,807	(10.3)%
Time Certificates of $100,000 or More	18,889	19,144	(1.3)%
Other Time Deposits	202,034	192,799	4.8%

Total Deposits	1,220,764	1,241,035	(1.6)%

Federal Home Loan Bank Borrowings	18,500	—	100.0%
Repurchase Agreements	37,275	—	100.0%
Dividend Payable on Common Stock	2,088	2,063	1.2%
Accrued Interest Payable	1,276	718	77.7%
Other Liabilities	19,809	16,101	23.0%

TOTAL LIABILITIES	1,299,712	1,259,917	3.2%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized;
10,430,221 and 10,851,337 shares outstanding at September 30, 2005 and 2004, respectively)	33,884	33,884	0.0%
Surplus	19,440	19,440	0.0%
Treasury Stock at Par (3,123,515 and 2,702,399 shares, respectively)	(7,809)	(6,756)	15.6%
Retained Earnings	55,727	54,741	1.8%

	101,242	101,309	(0.1)%
Accumulated Other Comprehensive (Loss) Income, Net of Tax	(542)	2,978	(118.2)%

TOTAL STOCKHOLDERS’ EQUITY	100,700	104,287	(3.4)%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,400,412	$1,364,204	2.7%

PRESS RELEASE October 17, 2005 Page 4 of 4

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	9/30/05	9/30/04	Change	2005	2004	Change
INTEREST INCOME
Federal Funds Sold	$29	$136	(78.7)%	$80	$223	(64.1)%
United States Treasury Securities	96	104	(7.7)%	288	312	(7.7)%
Obligations of States & Political Subdivisions	625	256	144.1%	1,529	647	136.3%
Mortgage-Backed Securities	2,295	2,694	(14.8)%	7,531	7,680	(1.9)%
U.S. Government Agency Obligations	1,222	1,095	11.6%	3,667	3,139	16.8%
Corporate Bonds & Other Securities	39	21	85.7%	114	59	93.2%
Loans	15,042	12,778	17.7%	42,600	38,750	9.9%

Total Interest Income	19,348	17,084	13.3%	55,809	50,810	9.8%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	974	724	34.5%	2,663	2,034	30.9%
Time Certificates of $100,000 or more	147	88	67.0%	395	270	46.3%
Other Time Deposits	1,310	1,031	27.1%	3,487	3,199	9.0%
Federal Funds Purchased	363	—	100.0%	852	—	100.0%
Interest on Other Borrowings	72	—	100.0%	534	40	1,235.0%

Total Interest Expense	2,866	1,843	55.5%	7,931	5,543	43.1%

Net-interest Income	16,482	15,241	8.1%	47,878	45,267	5.8%
Provision for Loan Losses	450	225	100.0%	1,125	1,748	(35.6)%

Net-interest Income After Provision	16,032	15,016	6.8%	46,753	43,519	7.4%

OTHER INCOME
Service Charges on Deposit Accounts	1,429	1,412	1.2%	4,199	4,239	(0.9)%
Other Service Charges, Commissions & Fees	657	698	(5.9)%	1,885	1,916	(1.6)%
Fiduciary Fees	297	303	(2.0)%	858	924	(7.1)%
Net Securities Gains	—	—	0.0%	—	1,219	(100.0)%
Other Operating Income	145	201	(27.9)%	413	542	(23.8)%

Total Other Income	2,528	2,614	(3.3)%	7,355	8,840	(16.8)%

OTHER EXPENSE
Salaries & Employee Benefits	5,516	5,358	2.9%	16,595	16,206	2.4%
Net Occupancy Expense	911	669	36.2%	2,779	2,351	18.2%
Equipment Expense	478	537	(11.0)%	1,577	1,617	(2.5)%
Other Operating Expense	2,273	2,426	(6.3)%	6,984	7,126	(2.0)%

Total Other Expense	9,178	8,990	2.1%	27,935	27,300	2.3%
Income Before Provision for Income Taxes	9,382	8,640	8.6%	26,173	25,059	4.4%
Provision for Income Taxes	3,537	3,433	3.0%	9,871	9,955	(0.8)%

NET INCOME	$5,845	$5,207	12.3%	$16,302	$15,104	7.9%

Average:
Common Shares Outstanding	10,494,505	10,867,334	(3.4)%	10,624,175	10,894,156	(2.5)%
Dilutive Stock Options	28,388	30,892	(8.1)%	28,762	33,539	(14.2)%

Average Total	10,522,893	10,898,226	(3.4)%	10,652,937	10,927,695	(2.5)%
EARNINGS PER COMMON SHARE
Basic	$0.56	$0.48	16.7%	$1.53	$1.39	10.1%
Diluted	$0.56	$0.48	16.7%	$1.53	$1.38	10.9%